EXHIBIT 16.1

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November 27, 2007

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Inphonic, Inc.

File No. 000-51023

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Inphonic, Inc. dated November 8, 2007, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP